UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020

CipherLoc Corporation

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6836 Bee Caves Road

Building 1, Suite 279

Austin, TX 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 772-4245

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2020, the board of directors of CipherLoc Corporation (the “Company”) appointed David Chasteen as Chief Executive Officer of the Company. Mr. Chasteen is currently a member of the Company’s board of directors.

In connection with Mr. Chasteen’s appointment as Chief Executive Officer, the Company entered into an Executive Agreement and Offer Letter, each dated October 19, 2020, with Mr. Chasteen (collectively, the “Chasteen Employment Agreement”), pursuant to which he will receive a base annual salary of $100,000, payable in accordance with the Company’s standard payroll schedule, and other customary benefits. Mr. Chasteen is also eligible to receive (i) an annual cash bonus based on personal and Company-based metrics; and (ii) annual grants of stock-options and/or restricted stock units at the discretion of the Company’s board of directors.

If the Company terminates Mr. Chasteen’s employment other than for Cause (as defined in the Chasteen Employment Agreement) or Mr. Chasteen resigns for Good Reason (as defined in the Chasteen Employment Agreement), then the Company is obligated to pay to Mr. Chasteen an amount equal to six (6) months of his salary. Additionally, during Mr. Chasteen’s employment, if the Company sells all or substantially all of its assets or consummates a merger, reorganization or similar transaction in which a majority of the equity in the surviving company is not owned by the stockholders of the Company immediately prior to such a transaction, then Mr. Chasteen will receive a bonus equal to 5% of the Net Proceeds (as defined in the Chasteen Employment Agreement) of such a transaction.

The foregoing description of the Chasteen Employment Agreement is qualified in its entirety by reference to the text of the Executive Agreement and Offer Letter, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Set forth below is the biographical information of Mr. Chasteen, as required by Item 401 of Regulation S-K.

David Chasteen, age 42, currently serves as a director of the Company. Mr. Chasteen has been working in national security and information warfare for more than two decades, with a particular focus on strategic messaging, NIST compliance, critical infrastructure security and threat intelligence.  Since December 2019, Mr. Chasteen has been a principal consultant at SideChannel, an information security officer and cybersecurity consultancy, where he currently serves as the Chief Information Security Officer for GoFundMe. From 2018 to 2019, Mr. Chasteen was the Chief Information Security Officer for the City and County of San Francisco Police Department. From 2015 to 2018, Mr. Chasteen was a Threat Intelligence Strategist for the City and County of San Francisco where he was responsible for managing city, state and federal intelligence relationships and managing cybersecurity operations for the City and County of San Francisco. From 2015 to 2016 Mr. Chasteen was the Western Regional Director for Iraq and Afghanistan Veterans of America. From 2006 to 2014 Mr. Chasteen worked for the Central Intelligence Agency as a Collection Management Officer, Specialized Skills Officer, and finally an Executive Officer, Covert Action Staff. Mr. Chasteen received a B.S. in Political Science from Ball State University in 2000.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Executive Agreement, dated October 19, 2020
10.2	Offer Letter, dated October 19, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2020

CIPHERLOC CORPORATION

By:	/s/ Ryan Polk
Ryan Polk
Chief Financial Officer

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